Exhibit 5.1

May 7, 2010

Atlantic Tele-Network, Inc.

10 Derby Square

Salem, Massachusetts 01970

Ladies and Gentlemen:

We are furnishing this opinion in connection with the Registration Statement on Form S-3 (the “Registration Statement”) of Atlantic Tele-Network, Inc., a Delaware corporation (the “Company”) filed with the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), on or about the date hereof.

We have reviewed the Registration Statement, including the prospectus (the “Prospectus”) that is a part of the Registration Statement.  The Prospectus provides that it will be supplemented in the future by one or more supplements to the Prospectus (each a “Prospectus Supplement”).  The Prospectus, as supplemented by various Prospectus Supplements, will provide for the issuance and sale by the Company of up to $500,000,000 aggregate offering price of:

(i)            shares of common stock, $.01 par value (the “Common Stock”);

(ii)           shares of preferred stock, $.01 par value (the “Preferred Stock”);

(iii)          depositary shares (the “Depositary Shares”) evidenced by depositary receipts (the “Depositary Receipts”) representing fractional shares of Preferred Stock;

(iv)          senior debt securities, in one or more series (the “Senior Debt Securities”);

(v)           subordinated debt securities, in one or more series (the “Subordinated Debt Securities” and, together with the Senior Debt Securities, the “Debt Securities”);

(vi)          warrants to purchase Common Stock, Preferred Stock, Depositary Shares or Debt Securities (the “Warrants”);

(vii)         rights to purchase Common Stock, Preferred Stock or Debt Securities (the “Rights”); and

(viii)        units comprised of one or more Debt Securities, shares of Common Stock, shares of Preferred Stock, Depositary Shares, Warrants and/or Rights, in any combination (the “Units”).

The Registration Statement, including the Prospectus Supplements, also provides for the registration of up to 300,000 shares of Common Stock that may be sold by a certain selling stockholder identified in the Registration Statement (the “Selling Stockholder Shares”).

The Common Stock, Preferred Stock, Depositary Shares, Debt Securities, Warrants, Rights and Units are collectively referred to herein as the “Securities.”  The Registration Statement provides that the Debt Securities may be convertible into shares of Common Stock or other securities of the Company or of a third party, and that shares of Preferred Stock may be convertible into shares of Common Stock or other securities of the Company.

The Prospectus as supplemented by various Prospectus Supplements will provide for the issuance and sale by the Company of the Securities, which are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act.

The Debt Securities will be issued pursuant to one or more indentures in the forms filed as exhibits to the Registration Statement, as amended or supplemented from time to time (each, an “Indenture”), between the Company, as obligor, and a trustee chosen by the Company and qualified to act as such under the Trust Indenture Act of 1939, as amended (each, a “Trustee”).  The Depositary Shares will be issued under one or more deposit agreements (each, a “Deposit Agreement”) by and between the Company and a depositary selected by the Company (each, a “Depositary”).  The Warrants will be issued under one or more warrant agreements (each, a “Warrant Agreement”) by and between the Company and a warrant agent selected by the Company (each, a “Warrant Agent”).  The Rights will be issued under one or more rights agreements (each, a “Rights Agreement”) by and between the Company and a rights agent selected by the Company (each, a “Rights Agent”). The Units will be issued under one or more unit agreements (each, a “Unit Agreement”) by and between the Company and a unit agent selected by the Company (the “Unit Agent”).

We have acted as your counsel in connection with the preparation of the Registration Statement and are familiar with certain proceedings taken and proposed to be taken by the Company in connection with the authorization, issuance and sale of the Securities.  We have made such examination as we consider necessary to render this opinion.

The opinions expressed below are limited to the Delaware General Corporate Laws and the federal laws of the United States.

Based upon the foregoing, we are of the opinion that:

1.             The Company has the authority pursuant to its Restated Certificate of Incorporation, as amended (the “Restated Certificate”), to issue up to 50,000,000 shares of Common Stock. Upon adoption by the Board of Directors of the Company of a resolution authorizing the issuance of unissued and unreserved Common Stock in form and content as required by applicable law and upon issuance and delivery of and payment for such shares in the manner contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and by such resolution, such shares of Common Stock will be validly issued, fully paid and nonassessable.

2.             The Company has the authority pursuant to its Restated Certificate, to issue up to 10,000,000 shares of Preferred Stock.  When a series of Preferred Stock has been duly established in accordance with the terms of the Restated Certificate and applicable law, and upon adoption by the Board of Directors of the Company of a resolution authorizing the issuance of unissued and unreserved Preferred Stock in form and content as required by applicable law and upon issuance and delivery of and payment for such shares in the manner contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and by such resolution, such shares of such series of Preferred Stock will be validly issued, fully paid and nonassessable.

3.             When the Company and the Depositary duly execute and deliver a Deposit Agreement and the specific terms of the Depositary Shares have been duly established in accordance with the terms of such Deposit Agreement, and Depositary Receipts evidencing such Depositary Shares have been authenticated by the Depositary and duly executed and delivered on behalf of the Company against payment therefor in accordance with the terms and provisions of the Deposit Agreement and as contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and assuming that (a) the Deposit Agreement and all amendments thereto, and the issuance of the particular Depositary Shares, are duly approved by the Board of Directors of the Company as required by applicable law, (b) the terms of the Depositary Shares as executed and delivered as Depositary Receipts are as described in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), (c) the Depositary Shares as executed and delivered as Depositary Receipts do not violate any law applicable to the Company or result in a default under or breach of any agreement or instrument binding upon the Company, (d) the Depositary Shares as executed and delivered as Depositary Receipts comply with all requirements and restrictions, if any, applicable to the Company, whether imposed by any court or governmental or regulatory body having jurisdiction over the Company, and (e) the Depositary Shares are then issued and sold as contemplated in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), the Depositary Shares will be validly issued, fully paid and nonassessable.

4.             When the Company and the Trustee duly execute and deliver an Indenture and the specific terms of a Debt Security have been duly established in accordance with the terms of such Indenture, and such Debt Securities have been duly authenticated by the Trustee and duly executed and delivered on behalf of the Company against payment therefor in accordance with the terms and provisions of the Indenture and as contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and assuming that (a) the Indenture and all amendments thereto, and the issuance of the particular Debt Securities, are duly approved by the Board of Directors of the Company as required by applicable law, (b) the terms of the Debt Securities as executed and delivered are as described in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), (c) the Debt Securities as executed and delivered do not violate any law applicable to the Company or result in a default under or breach of any agreement or instrument binding upon the Company, (d) the Debt Securities as executed and delivered comply with all requirements and restrictions, if any, applicable to the Company, whether imposed by any court or governmental or regulatory body having jurisdiction over the Company, and (e) the Debt Securities are then issued and sold as contemplated in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), the Debt Securities will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

5.             When (i) the Company and the Warrant Agent duly execute and deliver a Warrant Agreement and the specific terms of a particular Warrant have been duly established in accordance with the terms of such Warrant Agreement, and such Warrants have been duly authenticated by the Warrant Agent and duly executed and delivered on behalf of the Company against payment therefor in accordance with the terms and provisions of the Warrant Agreement and as contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and (ii) to the extent necessary, the securities underlying such Warrants have been duly established in accordance with the terms of the Restated Certificate and applicable law, and assuming that (a) the Warrant Agreement and all amendments thereto, and the issuance of the particular Warrants and the securities underlying such Warrants, are duly approved by the Board of Directors of the Company as required by applicable law, (b) the terms of the Warrants as executed and delivered are as described in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), (c) the Warrants as executed and delivered do not violate any law applicable to the Company or result in a default under or breach of any agreement or instrument binding upon the Company, (d) the Warrants as executed and delivered comply with all requirements and restrictions, if any, applicable to the Company, whether imposed by any court or governmental or regulatory body having jurisdiction over the Company, and (e) the Warrants are then issued and sold as contemplated in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), the Warrants will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

6.             When (i) the Company and the Rights Agent duly execute and deliver a Rights Agreement and the specific terms of a particular Right have been duly established in accordance with the terms of such Rights Agreement, and such Rights have been duly authenticated by the Rights Agent and duly executed and delivered on behalf of the Company against payment therefor in accordance with the terms and provisions of the Rights Agreement and as contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement(s), and (ii) to the extent necessary, the securities underlying such Rights have been duly established in accordance with the terms of the Restated Certificate and applicable law, and assuming that (a) the Rights Agreement and all amendments thereto, and the issuance of the particular Rights and the securities underlying such Rights, are duly approved by the Board of Directors of the Company as required by applicable law, (b) the terms of the Rights as executed and delivered are as described in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), (c) the Rights as executed and delivered do not violate any law applicable to the Company or result in a default under or breach of any agreement or instrument binding upon the Company, (d) the Rights as executed and delivered comply with all requirements and restrictions, if any, applicable to the Company, whether imposed by any court or governmental or regulatory body having jurisdiction over the Company, and (e) the Rights are then issued and sold as contemplated in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), the Rights will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

7.             When (i) the Company and the Unit Agent duly execute and deliver a Unit Agreement and the specific terms of a particular Unit have been duly established in accordance with the terms of such Unit Agreement, and such Units have been duly authenticated by the Unit Agent and duly executed and delivered on behalf of the Company against payment therefor in accordance with the terms and provisions of the Unit Agreement and as contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement(s), and (ii) to the extent necessary, the securities underlying such Units have been duly established in accordance with the terms of the Restated Certificate and applicable law, and assuming that (a) the Unit Agreement and all amendments thereto, and the issuance of the particular Units, are duly approved by the Board of Directors of the Company as required by applicable law, (b) the terms of the Units as executed and delivered are as described in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), (c) the Units as executed and delivered do not violate any law applicable to the Company or result in a default under or breach of any agreement or instrument binding upon the Company, (d) the Units as executed and delivered comply with all requirements and restrictions, if any, applicable to the Company, whether imposed by any court or governmental or regulatory body having jurisdiction over the Company, and (e) the Units are then issued and sold as contemplated in the Registration Statement, the

Prospectus and the related Prospectus Supplement(s), the Units will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

8.             The Selling Stockholder Shares are validly issued, fully paid and non-assessable.

The opinions set forth in paragraphs 3 through 7 above are subject to the following exceptions, limitations and qualifications:  (i) the effect of bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors; (ii) the effect of general principles of equity, including without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefor may be brought; and (iii) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of, or contribution to, a party with respect to a liability where such indemnification or contribution is contrary to public policy.  We express no opinion concerning the enforceability of any waiver of rights or defenses with respect to stay, extension or usury laws, and we express no opinion with respect to whether acceleration of Debt Securities may affect the collectibility of any portion of the stated principal amount thereof which might be determined to constitute unearned interest thereon.

We assume for purposes of this opinion (i) that the Company is and will remain duly organized, validly existing and in good standing under Delaware law, (ii) that the consideration per share of Common Stock or Preferred Stock will not be less than $.01, (iii) that the number of shares of Common Stock and Preferred Stock issued or issuable upon exercise of the Securities issued pursuant to the Registration Statement, together with the number of shares of such class and series outstanding or reserved at the time of issuance, will not exceed the respective number of shares of Common Stock or Preferred Stock authorized by the Restated Certificate on the date hereof and by any amendment to the Restated Certificate hereafter filed by the Company with respect to Common Stock or Preferred Stock prior to the issuance of such shares and (iv) the Registration Statement and any required post-effective amendments thereto have all become effective under the Securities Act and a Prospectus Supplement has been prepared and filed with the Commission describing the securities offered thereby.  We assume for purposes of the opinion set forth in paragraph 8 above that the Selling Stockholder Shares consist entirely of shares issued by the Company pursuant to the Agreement and Plan of Merger dated August 11, 1997 between the Company and ATN Merger Co.

To the extent that the obligations of the Company under an Indenture may be dependent thereon, we assume for purposes of this opinion (i) that the Company has the corporate power and authority to issue and sell the Securities; (ii) that the applicable Indenture has been duly authorized by all necessary corporate action by the Company, has been duly executed and delivered by the Company and constitutes the valid, binding and enforceable obligation of the Company enforceable against the Company in accordance with its terms; (iii) that the Trustee for each Indenture is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; (iv) that the Trustee is duly qualified to engage in the activities contemplated by the applicable Indenture; (v) that the applicable Indenture has been duly authorized, executed and delivered by the Trustee and constitutes a legally valid, binding and enforceable obligation of the Trustee, enforceable against the Trustee in accordance with its terms; (vi) that the Trustee is in compliance, generally and with respect to acting as Trustee under the applicable Indenture, with all applicable laws and regulations; and (vii) that the Trustee has the requisite organizational and legal power and authority to perform its obligations under the applicable Indenture.

To the extent that the obligations of the Company under each Deposit Agreement, Warrant Agreement, Rights Agreement or Unit Agreement, as applicable, may be dependent thereon, we assume for purposes of this opinion (i) that the Company has the corporate power and authority to issue and sell the Securities; (ii) that the applicable Deposit Agreement, Warrant Agreement, Rights Agreement or Unit Agreement has been duly authorized by all necessary corporate action by the Company, has been duly executed and delivered by the Company and constitutes the valid, binding and enforceable obligation of the Company enforceable against the Company in accordance with its terms; (iii) that the applicable Depositary, Warrant Agent, Rights Agent or Unit Agent is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; (iv) that the Depositary, Warrant Agent, Rights Agent or Unit Agent is duly qualified to engage in the activities contemplated by the Deposit Agreement, Warrant Agreement, Rights Agreement or Unit Agreement; (v) that the Deposit Agreement, Warrant Agreement, Rights Agreement or Unit Agreement has been duly authorized, executed and delivered by the Depositary, Warrant Agent, Rights Agent or Unit Agent and constitutes the legally valid, binding and enforceable obligation of the Depositary, Warrant Agent, Rights Agent or Unit Agent, enforceable against the Depositary, Warrant Agent, Rights Agent or Unit Agent in accordance with its terms; (vi) that the Depositary, Warrant Agent, Rights Agent or Unit Agent is in compliance, generally and with respect to acting as a Depositary, Warrant Agent, Rights Agent or Unit Agent under the applicable Deposit Agreement, Warrant Agreement, Rights Agreement or Unit Agreement, with all applicable laws and regulations; and (vii) that the Depositary, Warrant Agent, Rights Agent or Unit Agent has the requisite organizational and legal power and authority to perform its obligations under the applicable Deposit Agreement, Warrant Agreement, Rights Agreement or Unit Agreement.

We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Prospectus included therein.

Very truly yours,

/S/ EDWARDS ANGELL PALMER & DODGE LLP

EDWARDS ANGELL PALMER & DODGE LLP